CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Jessica Greenberger
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS SECOND QUARTER 2010 RESULTS

-- Sales and Orders Increase 7% and 16%, respectively --
-- Operating Income Increases to $21.5 million --
-- $0.12 Earnings Per Share --

ATLANTA, Georgia, July 28, 2010 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the second quarter ended July 4, 2010.

Sales for the second quarter of 2010 were $226.6 million, compared with sales of $211.3 million in the second quarter of 2009, an increase of 7.2%.  Operating income improved 27.4% to $21.5 million, or 9.5% of sales, compared with prior year operating income (excluding income of $5.9 million from patent litigation settlements and a restructuring charge of $1.9 million) of $16.8 million, or 8.0% of sales.  Including the income from patent litigation settlements and the restructuring charge, operating income for the second quarter of 2009 was $20.9 million, or 9.9% of sales.

Net income attributable to Interface, Inc. was $7.6 million, or $0.12 per diluted share, in the second quarter of 2010, compared with net income attributable to Interface, Inc. (excluding $6.1 million of bond retirement expenses and the items described above) of $5.1 million, or $0.08 per diluted share, in the second quarter of 2009.  Including all items, the Company reported second quarter 2009 net income attributable to Interface, Inc. of $3.7 million, or $0.06 per diluted share.

INTERFACE REPORTS SECOND QUARTER 2010 RESULTS

“We had a strong second quarter that built upon the momentum we created at the start of the year,” said Daniel T. Hendrix, President and Chief Executive Officer.  “We saw significant year-over-year increases in sales, margins and earnings, as we continued to realize the benefits of our end market diversification strategy and cost control initiatives.  Importantly, the recovery in the corporate office segment that began in the first quarter has continued, and we also saw solid growth in the retail, institutional and hospitality sectors.  Performance in the Asia-Pacific region remains excellent, and demand in North America also showed strength, led by the corporate office segment.  In Europe, we saw significant profitability improvement, as sales held steady in local currency terms while manufacturing efficiencies and the benefits of our restructuring activities gained traction.  The emerging markets, particularly China, Latin America, Russia and India, also delivered solid results.  Perhaps most exciting, orders for the second quarter improved to $257 million, our highest level in seven quarters, with Europe making the turn and posting a significant order increase.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “As sales grew year over year, we continued to generate significant expansion in profit margin as a result of the tight cost controls and improved efficiency in our operations.  We continued to balance reducing our fixed cost base with selective reinvestment in the business, namely capital expenditures related to our China manufacturing facility and strategic investments in sales and marketing to advance our end market diversification strategy.  In addition, reducing our debt level remains a strategic priority.  As a result of the prudent actions that we took as the downturn hit, we believe that we are now in a strong financial position to execute against our strategic plans and capitalize on the opportunities we see in the marketplace.”

For the first six months of 2010, sales were $443.8 million, compared with $410.6 million for the same period a year ago, an increase of 8.1%.  Approximately 3% of the sales increase was related to fluctuations in currency exchange rates relative to the first six months of last year.  Operating income for the 2010 six-month period (excluding a previously announced $3.1 million restructuring charge in the first quarter of 2010) was $38.4 million, or 8.6% of sales.  These figures compare with operating income for the 2009 six-month period (excluding the 2009 second quarter items described above, as well as a previously announced restructuring charge of $5.7 million in the first quarter of 2009) of $25.6 million, or 6.2% of sales.  Including all items in both periods, operating income for the 2010 six-month period was $35.2 million, or 7.9% of sales, compared with operating income for the 2009 six-month period of $23.9 million, or 5.8% of sales.  Net income attributable to Interface, Inc. in the first six months of 2010 was $9.5 million, or $0.15 per diluted share, compared with net loss attributable to Interface, Inc. in the year-ago period of $0.5 million, or $0.01 per diluted share.

INTERFACE REPORTS SECOND QUARTER 2010 RESULTS

Mr. Hendrix concluded, “We are very pleased with our results for the first half of the year.  Our recent sales growth is evidence of share gains and improving demand we are seeing for our products, but even more encouraging is the 16% increase in orders during the quarter, which reflects growth in demand across all geographic regions.  While we are encouraged by our recent performance and optimistic about the opportunities ahead, we realize that we are operating in an uncertain environment in which the outlook remains challenging to predict.  We will continue to be vigilant in monitoring any shifts in market conditions and flexible in our approach.  At the same time, we will focus on building on our current position as a leader in the marketplace while also investing to continue driving the market’s secular shift to carpet tile.”

The Company will host a conference call this afternoon, July 28, 2010, at 5:00 p.m. Eastern Time, to discuss its second quarter 2010 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=3228727 or through the Company’s website at: http://www.interfaceglobal.com/ Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

INTERFACE REPORTS SECOND QUARTER 2010 RESULTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS SECOND QUARTER 2010 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Six Months Ended
(In thousands, except per share data)	07/04/10	07/05/09	07/04/10	07/05/09

Net Sales	$226,587	$211,297	$443,778	$410,605
Cost of Sales	146,453	142,191	290,270	278,330
Gross Profit	80,134	69,106	153,508	132,275
Selling, General & Administrative Expenses	58,668	52,263	115,156	106,634
Income from Litigation Settlements	--	(5,926)	--	(5,926)
Restructuring Charge	--	1,903	3,131	7,627
Operating Income	21,466	20,866	35,221	23,940
Interest Expense	8,115	7,726	16,937	15,399
Bond Retirement Expenses	--	6,096	1,085	6,096
Other Expense (Income), Net	447	650	545	(100)
Income Before Taxes	12,904	6,394	16,654	2,545
Income Tax Expense	4,896	2,595	6,540	2,119
Income from Continuing Operations	8,008	3,799	10,114	426
Discontinued Operations, Net of Tax	--	--	--	650
Net Income (Loss)	8,008	3,799	10,114	(224)
Net Income Attributable to Noncontrolling Interest in Subsidiary	(376)	(133)	(612)	(262)
Net Income (Loss) Attributable to Interface, Inc.	$7,632	$3,666	$9,502	$(486)

Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic
Continuing Operations	$0.12	$0.06	$0.15	$0.00
Discontinued Operations	--	--	--	(0.01)
Earnings (Loss) Per Share Attributable to Interface, Inc.– Basic	$0.12	$0.06	$0.15	$(0.01)

Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted
Continuing Operations	$0.12	$0.06	$0.15	$0.00
Discontinued Operations	--	--	--	(0.01)
Earnings (Loss) Per Share Attributable to Interface, Inc. –Diluted	$0.12	$0.06	$0.15	$(0.01)

Common Shares Outstanding – Basic	63,515	63,201	63,423	63,199
Common Shares Outstanding – Diluted	64,118	63,299	63,917	63,224

Orders from Continuing Operations	257,200	222,300	485,400	436,500
Continuing Operations Backlog (as of 07/04/10 and 07/05/09, respectively)			132,700	115,100

INTERFACE REPORTS SECOND QUARTER 2010 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	07/04/10	01/03/10
Assets
Cash	$73,168	$115,363
Accounts Receivable	132,034	129,833
Inventory	121,904	112,249
Other Current Assets	35,035	29,028
Assets of Businesses Held for Sale	1,500	1,500
Total Current Assets	363,641	387,973
Property, Plant & Equipment	154,827	162,269
Other Assets	166,699	176,997
Total Assets	$685,167	$727,239

Liabilities
Accounts Payable	$50,301	$35,614
Accrued Liabilities	94,681	101,143
Current Portion of Long-Term Debt	--	14,586
Total Current Liabilities	144,982	151,343
Senior Secured and Senior Subordinated Notes	255,812	280,184
Other Long-Term Liabilities	46,830	49,531
Total Liabilities	447,624	481,058
Shareholders’ Equity	237,543	246,181
Total Liabilities and Shareholders’ Equity	$685,167	$727,239

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Six Months Ended
(In millions)	07/04/10		07/05/09		07/04/10		07/05/09

Net Income (Loss)		$8.0		$3.8		$10.1		$(0.2)
Adjustments for Discontinued Operations		--		--		--		0.7
Net Income from Continuing Operations		$8.0		$3.8		$10.1		$0.5
Depreciation and Amortization		6.8		5.8		12.9		12.0
Deferred Income Taxes and Other Non-Cash Items		2.1		5.5		(0.1)		0.9
Change in Working Capital
Accounts Receivable	(5.6)		(2.2)		(7.1)		27.9
Inventories	(9.6)		6.6		(14.0)		8.9
Prepaids	(1.2)		8.2		(7.4)		3.9
Accounts Payable and Accrued Expenses	11.1		1.0		18.3		(26.7)
Cash Provided from Operating Activities		11.6		28.7		12.7		27.4
Cash Used in Investing Activities		(8.2)		(1.1)		(11.9)		(5.8)
Cash Provided from (Used in) Financing Activities		0.2		6.0		(40.0)		(4.4)
Effect of Exchange Rate Changes on Cash		(1.7)		1.4		(2.9)		1.0
Net Increase (Decrease) in Cash		$1.9		$35.0		$(42.1)		$18.2

INTERFACE REPORTS SECOND QUARTER 2010 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Six Months Ended
	07/04/10	07/05/09	% Change	07/04/10	07/05/09	% Change
Net Sales
Modular Carpet	$202.7	$186.6	8.6%	$396.7	$363.0	9.3%
Bentley Prince Street	23.9	24.7	(3.2%)	47.1	47.6	(1.1%)
Total	$226.6	$211.3	7.2%	$443.8	$410.6	8.1%

Operating Income (Loss)
Modular Carpet	$25.4	$17.5	45.1%	$42.6	$24.2	76.0%
Bentley Prince Street	(1.1)	(2.0)	45.0%	(2.6)	(5.0)	48.0%
Corporate Expenses, Income and Eliminations	(2.8)	5.4	(151.9%)	(4.8)	4.7	(202.1%)
Total	$21.5	$20.9	2.9%	$35.2	$23.9	47.3%

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions except per share amounts)

Six Months Ended
07/04/10
Operating Income, Excluding Restructuring Charge	$38.4
Restructuring Charge	3.1
Operating Income, As Reported	$35.2

	Three Months Ended	Six Months Ended
	07/05/09	07/05/09
Operating Income, Excluding Restructuring Charge and Income from Litigation Settlements	$16.8	$25.6
Restructuring Charge	(1.9)	(7.6)
Income from Litigation Settlements	5.9	5.9
Operating Income, As Reported	$20.9	$23.9

	Three Months Ended	Six Months Ended
	07/05/09	07/05/09
Net Income Attributable to Interface, Inc., Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$5.1	$5.0
Restructuring Charge	(1.3)	(5.4)
Income from Litigation Settlements	3.6	3.6
Bond Retirement Expenses	(3.7)	(3.7)
Net Income Attributable to Interface, Inc., As Reported	$3.7	$(0.5)

INTERFACE REPORTS SECOND QUARTER 2010 RESULTS

	Three Months Ended	Six Months Ended
	07/05/09	07/05/09
Diluted Earnings Per Share, Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$0.08	$0.08
Restructuring Charge	(0.02)	(0.09)
Income from Litigation Settlements	0.06	0.06
Bond Retirement Expenses	(0.06)	(0.06)
Diluted Earnings Per Share, As Reported	$0.06	$(0.01)

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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